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                         Exhibit 4.2 - Form of 6.95% Notes due September 1, 2006

                                [FACE OF NOTE]


         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO MEDIA GENERAL, INC. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                               MEDIA GENERAL, INC.

                       6.95% Note due September 1, 2006

CUSIP No . 584404 AA5
No. R-___                                                           $___________

         MEDIA GENERAL, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the "Issuer," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________________ DOLLARS ($____________) on September 1, 2006 (the "Stated Maturity Date"), unless previously redeemed on any Redemption Date (as defined below), in accordance with the provisions set forth on the reverse hereof (the Stated Maturity Date or any Redemption Date is referred herein as the "Maturity Date" with respect to principal repayable on such date) and to pay interest thereon semiannually in arrears on March 1 and September 1 of each year, commencing on March 1, 2002 (each, an "Interest Payment Date"), at the rate of 6.95% per annum, until payment of the principal sum has been made or duly provided for. Interest on this Note payable on an Interest Payment Date will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, or from and including August 28, 2001 if no interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

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         Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Indenture (as defined on the reverse hereof).

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the "Regular Record Date" for such payment, which shall be February 15 or August 15, as the case may be, immediately preceding such Interest Payment Date (regardless of whether such day is a Business Day (as defined below)). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Special Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holder of this Note not less than 10 days preceding such subsequent Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         The principal of, and the Make-Whole Amount (as defined on the reverse hereof), if any, with respect to, this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee (as defined on the reverse hereof) at 88 Pine Street, 19th Floor, New York, New York 10005 as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture may be served.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment required to be made on such date will, instead, be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no additional interest shall be payable with such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to such next Business Day. "Business Day" means any day, other than a Saturday, a Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

         Payments of principal, Make-Whole Amount, if any, and interest in respect of this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts (i) in the case of payments on the Maturity Date, in immediately available funds and (ii) in the case of payments of interest on an Interest Payment Date other than the Maturity Date, at the option of the Issuer, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Note, payments of interest on an Interest Payment Date other than the Maturity Date will be made in immediately available funds.


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         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be entitled to the benefits of the Indenture or the Guarantees (as defined on the reverse hereof) or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by the Trustee.



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         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or by facsimile by an authorized signatory.

         Date:

                                         MEDIA GENERAL, INC.,
                                               as Issuer

                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:
ATTEST:

By:
   ----------------------------
   Name:
   Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                   SUNTRUST BANK,
                                                    as Trustee

                                         By:
                                               ---------------------------------
                                                 Authorized Signatory


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                                [REVERSE OF NOTE]

                               MEDIA GENERAL, INC.

                        6.95% Note due September 1, 2006

         This Note is one of a duly authorized issue of senior debt securities of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of August 1, 2001 (the "Indenture"), duly executed and delivered by the Issuer and Media General Financial Services, Inc., Media General Communications, Inc., MG Broadcasting of Birmingham Holdings, LLC, Media General Operations, Inc., The Tribune Company Holdings, Inc., Media General Broadcasting of South Carolina Holdings, Inc., MG Broadcasting of Birmingham II, LLC, Professional Communications Systems, Inc., NES II, Inc. and Virginia Paper Manufacturing Corp., as guarantors (the "Initial Guarantors" and, together with each other subsidiary of the Issuer that pursuant to the terms of the Indenture guarantees the Issuer's obligations under such Indenture, in each case in such entity's capacity as a guarantor, the "Guarantors"), to SunTrust Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, the Guarantors and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the "6.95% Notes due September 1, 2006" (collectively, the "Notes") of the Issuer, initially limited (except as permitted under the Indenture) in aggregate principal amount to $200,000,000.

         Payments of principal, Make-Whole Amount, if any, and interest in respect of the Notes will be fully and unconditionally guaranteed by the Guarantors, subject to the termination and reinstatement of any Guarantee of any Guarantor pursuant to the terms of Article Fourteen of the Indenture.

         The Issuer may redeem this Note, at any time in whole or from time to time in part, at the option of the Issuer, at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the aggregate principal amount being redeemed and (ii) the Make-Whole Amount, if any, plus, in each case, unpaid interest on the aggregate principal amount being redeemed accrued to the date fixed for redemption (each, a "Redemption Date"); provided, however, that interest installments due on an Interest Payment Date which is on or prior to a Redemption Date will be payable to the Holder hereof (or one or more predecessor Notes) as of the close of business on the Regular Record Date preceding such Interest Payment Date.



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         If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the Redemption Date, this Note or such part thereof will cease to bear interest on the applicable Redemption Date and the only right of the Holder will be to receive payment of the Redemption Price. Notice of any optional redemption of any Notes will be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other things, the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.

         "Make-Whole Amount" means the aggregate present value as of the applicable Redemption Date of each dollar of the aggregate principal amount of this Note or any part hereof being redeemed and the amount of interest, exclusive of interest accrued to such Redemption Date, that would have been payable in respect of each dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below), as determined on the third Business Day preceding the date notice of redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made to such Redemption Date.

         "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending "published in the most recent Statistical Release under the caption "Treasury Constant Maturities "for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the applicable Redemption Date, of the principal amount of this Note or any part hereof being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

         "Statistical Release" means the statistical release designated "H.15(519)"or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, such other reasonably comparable index which shall be designated by the Issuer.



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         This Note is not subject to repayment at the option of the Holder thereof. Furthermore, this Note is not entitled to the benefit of, and is not subject to, any sinking fund.

         In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be (and, in certain cases, shall be) declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and, if applicable, the Guarantors, and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and, if applicable, the Guarantors, and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of Securities of each series issued under the Indenture at the time Outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and Make-Whole Amount, if any, with respect to, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Guarantors or the Trustee and any authorized agent of the Issuer, the Guarantors or the Trustee may deem and treat the Person in whose name this Note is registered as the Holder and absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal of, or Make-Whole Amount, if any, with respect to, or subject to the provisions on the face hereof, interest on, this Note and for all other purposes,



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and none of the Issuer, the Guarantors or the Trustee or any authorized agent of the Issuer, the Guarantors or the Trustee shall be affected by any notice to the contrary.

         The Indenture and this Note shall be deemed to be governed by and construed in accordance with the laws of the State of New York, including
Section 5-1401 of the New York General Obligations Law, but otherwise without regard to the conflict of law principles of such State.



                                       8
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                                ASSIGNMENT FORM
                                ---------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

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Please insert social security number or other identifying number of assignee:

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Please print or type name and address (including zip code) of assignee:

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note of MEDIA GENERAL, INC. on the books of MEDIA GENERAL, INC., with full power of substitution in the premises.

--------------------------------

Dated:
      -----------------------------------------------


Signature Guaranteed

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NOTICE: Signature must be guaranteed by an eligible Guarantor Institution
(banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

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NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.